Exhibit A
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date:	December 30, 2005

GREGORY S. DAILY

/s/ Gregory S. Daily

CARL A. GRIMSTAD

/s/ Carl A. Grimstad

GSD TRUST PARTNERS, LLC

		By:	/s/ Collie Daily
Name: Collie Daily Title: President

DAILY FAMILY FOUNDATION

		By:	/s/ Gregory S. Daily
Name: Gregory S. Daily Title:

TRUST FOR THE BENEFIT OF A.S. DAILY

		By:	/s/ Jeffrey R. Gould
Name: Jeffrey R. Gould Title: Trustee

TRUST FOR THE BENEFIT OF C.C. DAILY

By:	/s/ Jeffrey R. Gould
Name: Jeffrey R. Gould
Title: Trustee

TRUST FOR THE BENEFIT OF C.M. DAILY

By:	/s/ Jeffrey R. Gould
Name: Jeffrey R. Gould Title: Trustee

TRUST FOR THE BENEFIT OF G.R. DAILY

By:	/s/ Jeffrey R. Gould
Name: Jeffrey R. Gould Title: Trustee

HAROLD H. STREAM, III

/s/ Harold H. Stream, III

SANDRA S. MILLER

By:	/s/ Harold H. Stream, III
Name: Harold H. Stream, III
As Attorney-in-Fact

STREAM FAMILY LIMITED PARTNERSHIP

By:	/s/ Harold H. Stream, III
Name: Harold H. Stream, III Title: Managing Partner

OPAL GRAY TRUST

By:	/s/ Bruce N. Kirkpatrick
Name: Bruce N. Kirkpatrick Title: Trustee

M. G. STREAM TRUST FBO H. H. STREAM, III

By:	/s/ Bruce N. Kirkpatrick
Name: Bruce N. Kirkpatrick Title: Trustee

M.G. STREAM TRUST FBO S.G. STREAM

By:	/s/ Bruce N. Kirkpatrick
Name: Bruce N. Kirkpatrick Title: Trustee

M.G. STREAM TRUST FBO W.G. STREAM

By:	/s/ Bruce N. Kirkpatrick
Name: Bruce N. Kirkpatrick Title: Trustee